Rules 424(b)(3) and 424(c)
                                                      Registration No. 333-54084

                               SAFLINK Corporation

                Prospectus Supplement No.1, dated March 22, 2001,
                                       to
                      the Prospectus, dated March 21, 2001



         You should read this prospectus supplement No. 1 and the related prospectus, dated March 21, 2001 carefully before you invest. Both documents contain information you should consider in making your investment decision.

         On March 21, 2001, SAFLINK's board of directors agreed to reduce the exercise price of the warrants to purchase 287,500 shares of Common Stock issued to Forum Partners and SDS Merchant Fund, L.P. to $0.50 per share if exercised by March 22, 2001. These warrants were originally exercisable at a price of $1.50 per share. All other terms regarding the warrants, including the expiration date, remain the same.

         Capitalized terms used herein and not defined herein have the meanings set forth in the prospectus dated March 21, 2001.